UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2017

PRECIPIO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36439	91-1789357
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Science Park, New Haven, CT 06511

(Address of principal executive offices) (Zip Code)

(203) 787-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2017, Precipio, Inc. (the “Company”) entered into a Debt Settlement Agreement (the “Settlement Agreement”) with certain of its accounts payable vendors (the “Creditors”) pursuant to which the Creditors agreed to a reduction of approximately $5.0 million in currently due vendor liabilities. The Company and the Creditors agreed to restructure these liabilities into approximately $2.5 million in secured, long-term vendor obligations with payments beginning in July 2018 and continuing over 48 months. In connection with the settlement, the Company agreed to issue to certain of the Creditors warrants (the “Warrants”) to purchase approximately 86,000 shares of the Company’s common stock at an exercise price of $7.50 per share.

The Company also entered into a Security Agreement (the “Security Agreement”), dated October 31, 2017, with a collateral agent for the Creditors, pursuant to which the Company granted to the collateral agent, for the benefit of the Creditors, a security interest in certain property of the Company to secure its obligations under the Settlement Agreement.

The Warrants have a per share exercise price of $7.50, are exercisable on the date of issuance and will expire five years from the date of issuance. The Company does not plan to apply to list the Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

The foregoing is only a brief description of the material terms of the Settlement Agreement, the Security Agreement and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Settlement Agreement, the Security Agreement and the form of Warrant that are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance of the Warrants is exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant

10.1	Debt Settlement Agreement, dated October 31, 2017, by and among Precipio, Inc., the Creditors and Collateral Services LLC

10.2	Security Agreement, dated October 31, 2017, by and between Precipio, Inc. and Collateral Services LLC, in its capacity as collateral agent for the Vendors (as defined therein)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: November 6, 2017

3